                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 1 to Form S-3D, No. 333-60245) and related Prospectus of Premier Bancshares, Inc. and Subsidiaries for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Atlanta, Georgia
April 13, 1999